Exhibit 99.14(b)

CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of abrdn Funds to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797

September 18, 2024